UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 1, 2010

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100

Los Angeles, CA 90071

(Address of principal executive offices)

(213) 687-7700

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 1, 2010 Reliance Steel & Aluminum Co. (the “Registrant”) announced that it acquired the outstanding capital securities of Diamond Consolidated Industries, Inc., a Texas corporation, and affiliated companies (collectively, “Diamond”) effective as of that date, pursuant to a Stock Purchase Agreement dated as of September 29, 2010 by and among the shareholders identified therein (the “Sellers”), Diamond and the Registrant. The operating entities consist of Diamond Manufacturing Company located in Wyoming, Pennsylvania and Diamond Manufacturing Company/Midwest, Inc. located in Michigan City, Indiana that specialize in the manufacture and sale of specialty engineered perforated materials; Perforated Metals Plus, Inc., a distributor of perforated metals located in Charlotte, North Carolina; and Dependable Punch Corporation, a manufacturer of custom punches for tools and dies also located in Wyoming, Pennsylvania. The original business was founded in 1915. The combined sales of Diamond for the nine months ended September 30, 2010 were approximately $75 million. Diamond will continue to engage in the same businesses at the same locations as prior to the acquisition. The Registrant intends to consolidate all of the affiliated companies into one company. All of the Diamond businesses will operate as divisions of Diamond Manufacturing Company, which will be operated as a subsidiary of the Registrant. Current management will remain in place with Charles (Rusty) D. Flack, Jr. serving as Chief Executive Officer of Diamond. Terms were not disclosed.

None of the Sellers is, and none of the officers and directors of Diamond is, affiliated with or related to the Registrant in any way. The purchase price was determined by negotiations between the Registrant, on the one hand, and the Sellers and Diamond, on the other. To fund the purchase price, Registrant drew down on its syndicated bank revolving line of credit established November 9, 2006 with Bank of America, N.A. as administrative agent, and 15 banks as lenders (as amended). The Sellers and/or officers or directors of Diamond, through various other entities, own certain of the real property on which facilities of Diamond are located.

A copy of the press release related to the transaction is attached as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: October 1, 2010	By:	/S/ KAY RUSTAND
Kay Rustand
Vice President, General Counsel and Corporate Secretary

RELIANCE STEEL & ALUMINUM CO.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated October 1, 2010.

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